Exhibit 10.8

EXECUTION VERSION

STOCK PURCHASE AND INVESTOR RIGHTS AGREEMENT

THIS STOCK PURCHASE AND INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of December 7, 2011, by and between PS Holdings of Delaware, LLC—Series A, a Delaware limited liability company (“Investor”), and Pacific Sunwear of California, Inc., a California corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such term in Section 6M hereof.

WHEREAS, Investor and/or its Affiliates has extended to the Company a term loan pursuant to that certain Credit Agreement, dated as of the date hereof (the “Credit Agreement”), by and among the Company, as borrower, the guarantors named therein, PS Holdings Agency Corp., a Delaware corporation, as agent, and the other lenders party thereto;

WHEREAS, concurrently with the consummation of the transactions contemplated by the Credit Agreement, Investor desires to purchase from the Company, and the Company desires to sell to Investor, 1,000 shares of Convertible Series B Preferred Stock of the Company, $.01 par value (the “Series B Preferred Stock”), upon the terms and subject to the conditions set forth herein; and

WHEREAS, the Company and Investor desire, for their mutual benefit and protection, to set forth in this Agreement certain of their respective rights and obligations with respect to the capital stock of the Company (whether Series B Preferred Stock or the Company’s common stock, $.01 par value (the “Common Stock”), into which the Series B Preferred Stock is convertible, and whether outstanding or issued or acquired hereafter, including all shares of capital stock of the Company issuable upon the exercise of warrants, options or other rights to acquire shares of capital stock of the Company, or upon the conversion or exchange of any security) (collectively, the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.     Purchase and Sale of the Series B Preferred Stock; Closing.

1A.     Purchase and Sale of the Preferred Stock. Prior to the Closing (as defined below), the Company shall have designated one thousand (1,000) shares of the Series B Preferred Stock in accordance with the Certificate of Determination of Preferences of Series B Preferred Stock attached hereto as Exhibit A (the “Certificate of Determination”) and shall have authorized the sale and issuance of such Series B Preferred Stock to Investor at a purchase price of $100.00 per share of Series B Preferred Stock.

At the Closing and upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to Investor, and Investor shall purchase from the Company, 1,000 shares of Series B Preferred Stock at a price per share equal to $100.00. The aggregate purchase price for all such shares of Series B Preferred Stock issued and sold by the Company, and purchased by Investor, shall be $100,000.00 (the “Total Purchase Price”).

1B.     The Closing. Upon the terms and subject to the conditions contained in this Agreement, the closing of the purchase and sale of the Series B Preferred Stock hereunder (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 555 California Street, 27th Floor, San Francisco, California, on the date hereof simultaneous with the execution of this Agreement. At the Closing, Investor shall deliver the Total Purchase Price to the Company by wire transfer of immediately available funds to a bank account designated in writing by the Company and, upon receipt of the Total Purchase Price, the Company shall deliver to Investor (i) certificates representing the shares of Series B Preferred Stock purchased by Investor from the Company hereunder and (ii) evidence of the due and effective filing, effective as of no later than the date hereof (and, in any event, prior to the effectiveness of the Closing hereunder), of the Certificate of Determination with the Secretary of State of the State of California.

Section 2.     Representations and Warranties of the Company.

As a material inducement to Investor to enter into this Agreement and purchase the Series B Preferred Stock hereunder, the Company hereby represents and warrants to Investor as follows:

2A.     Organization, Good Standing, Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

2B.     Authorization. The Company has the corporate power and authority to carry on its business as now conducted and presently proposed to be conducted. The Company has the corporate power and authority to enter into this Agreement and to perform its obligations under, and consummate the transactions contemplated by, this Agreement. The execution, delivery and performance by the Company of this Agreement and the adoption and filing of the Certificate of Determination and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of the Company, and no further approval or authorization in connection herewith or therewith is required on the part of the Company or its shareholders pursuant to the Articles, Bylaws, applicable law, the listing requirements of Nasdaq or otherwise.

2C.     Enforceability. This Agreement constitutes a valid and legally binding obligation of Company, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

2D.     No Conflicts. None of the execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated herein or the Company’s performance of and compliance with the terms and provisions hereof will: (i) violate or conflict with any provision of the Articles of Incorporation or Bylaws; (ii) violate any law, regulation, order, writ, judgment, injunction, decree or permit applicable to the Company; (iii) violate or materially conflict with any contractual provisions of, or cause an event of default or give rise to any right of acceleration under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which the Company is a party or by which the Company or any of the Company’s properties may be bound; or (iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with this Agreement) upon or with respect to the Company’s properties.

2E.     Valid Issuance of Series B Preferred Stock. The Series B Preferred Stock, when duly issued, delivered and paid for as provided herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Articles of Incorporation and the Certificate of Determination.

2F.     Consents. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person is required in connection with the execution, delivery or performance of this Agreement by the Company.

2G.     Capitalization. As of December 6, 2011, the Company’s authorized capital stock consists of 170,859,375 shares of Common Stock and 5,000,000 shares of Preferred Stock, $.01 par value (the “Preferred Stock”). As of the date hereof, 67,401,389 shares of Common Stock were issued and outstanding, no shares of Preferred Stock (other than the Series B Preferred Stock issued to Investor hereunder) were issued and outstanding, and 3,978,690 stock options and other Common Stock Equivalents were issued and outstanding under the Company’s restricted stock and stock option plans. There are no securities of the Company of any kind or class having power generally to vote in the election of directors authorized or outstanding other than the Common Stock and the Series B Preferred Stock to be issued to Investor hereunder, and there are no other classes of capital stock of the Company outstanding other than the Common Stock, the Series A Junior Participating Preferred Stock of the Company and the Series B Preferred Stock to be issued to Investor hereunder. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. There are no preemptive rights other than as set forth in Section 4D of this Agreement or other outstanding rights, options, warrants, conversion rights or agreements or commitments of any character relating to the Company’s authorized and issued or unissued shares of capital stock, and the Company has not issued any debt securities, other securities, rights or obligations that are currently outstanding and convertible into or exchangeable for, or giving any Person a right to subscribe for or acquire, capital stock of the Company. The representations and warranties set forth in this Section 2G are a material inducement to Investor to enter into this Agreement, and to the extent the representations and warranties set forth in this Section 2G are inaccurate in any respect, the number of shares of Conversion Stock into which the Series B Preferred Stock is convertible will be equitably adjusted upward (but not downward), if necessary, such that the number of shares of Conversion Stock into which the Series B Preferred Stock was convertible, as of the date hereof, equals, in the aggregate, a number of shares of Conversion Stock equal to 19.99% of the number of shares of Common Stock outstanding as of the date hereof, and the Company shall take all actions necessary to cause such equitable adjustment to be made.

2H.     Board Approvals. The Company’s Board of Directors (the “Board”) has granted all necessary approvals under the Company’s constituent documentation and the California General Corporation Law with respect to the acquisition and conversion of the Series B Preferred Stock by Investor.

2I.     No Registration Requirement. None of the Company, its subsidiaries or any of their respective Affiliates has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or would be integrated with the issuance of the Series B Preferred Stock in a manner that would require the registration under the Securities Act of the Series B Preferred Stock or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Series B Preferred Stock or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the representations and warranties of Investor in Section 3C hereof, it is not necessary in connection with the offer, sale and delivery of the Series B Preferred Stock to Investor in the manner contemplated herein to register any of the Series B Preferred Stock under the Securities Act.

Section 3.     Representations and Warranties of Investor.

As a material inducement to the Company to enter into this Agreement and transfer the Series B Preferred Stock hereunder, Investor hereby represents and warrants to the Company as follows:

3A.     Enforceability. This Agreement has been duly authorized, executed and delivered by Investor and constitutes a valid and legally binding obligation of Investor, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

3B.     No Conflicts. The execution, delivery and performance of this Agreement by Investor does not (i) conflict with, violate or result in the breach of, any agreement, instrument, order, judgment, decree, law or governmental regulation to which Investor is a party or is subject or (ii) violate or materially conflict with any contractual provisions of, or cause an event of default or give rise to any right of acceleration under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which Investor is a party or by which Investor or any of Investor’s properties may be bound

3C.     Investment. Investor is acquiring the Series B Preferred Stock purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws. Investor is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Series B Preferred Stock and is able to bear the economic risk of its investment in the Series B Preferred Stock for an indefinite period of time because such securities have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

Section 4.     Covenants.

4A.     Board Composition.

(i)     Investor shall initially have the right to designate two directors (each, a “GGC Appointee”) who shall be appointed to the Board (and the Company shall cause their appointment to the Board) as of the Closing hereunder in the two seats currently vacant on the Board. The initial GGC Appointees shall be Joshua Olshansky, who shall be designated a Class I director of the Company, and Neale Attenborough, who shall be designated a Class III director of the Company.

(ii)     The Company will permit the holders of a majority of the outstanding Series B Preferred Stock to elect such directors to serve on the Board as is provided in the Certificate of Determination. Without limiting the rights and remedies of such holders, and notwithstanding the provisions of the Certificate of Determination to the contrary, in the event such directors are not so elected then, subject to Sections 4A(iv), in connection with each meeting of shareholders at which directors in the same class year as a GGC Appointee are to be elected to serve on the Board, the Company shall take all necessary steps to nominate the GGC Appointee then up for election (or such alternative persons who are proposed by Investor and notified to the Company on or prior to any date set forth in the Company’s constituent documents or applicable law for Board nominees) and to use its reasonable best efforts to cause the Board to unanimously recommend that the shareholders of the Company vote in favor of such GGC Appointee for election to the Board. If, for any reason, a candidate designated as a GGC Appointee is determined to be unqualified to serve on the Board because such appointment would constitute a breach of the Board’s fiduciary duties or applicable law, Investor shall have the right to designate an alternative GGC Appointee to be so appointed and the provisions of this Section 4A(ii) shall apply, mutatis mutandis, to such alternative GGC Appointee.

(iii)     Each appointed or elected GGC Appointee will hold his or her office as a director of the Company for such term as is provided in the Company’s constituent documents or until his or her death, resignation or removal from the Board or until his or her successor has been duly elected and qualified in accordance with the provisions of this Agreement, the Company’s constituent documents and applicable law. If any GGC Appointee ceases to serve as a director of the Company for any reason during his or her term, the vacancy created thereby shall be filled, and the Company will use its reasonable best efforts to cause the Board to fill such vacancy, with a replacement designated by Investor.

(iv)     Investor shall have the right to designate two GGC Appointees pursuant to this Section 4A until such time as the number of shares of Underlying Stock then held by Investor, together with its Affiliates, is less than 66.67% of the aggregate number of shares of Underlying Stock held by Investor, together with its Affiliates, immediately following the Closing. Investor shall have the right to designate one GGC Appointee pursuant to this Section 4A until such time as the number of shares of Underlying Stock then held by Investor, together with its Affiliates, is less than 33.33% of the aggregate number of shares of Underlying Stock held by Investor, together with its Affiliates, immediately following the Closing. Thereafter, the right of Investor to designate any GGC Appointees hereunder shall terminate and Investor shall use commercially reasonable efforts to cause any GGC Appointees then serving as directors to resign if requested by the Company in writing to do so. In the event that Investor shall have the right to designate only one GGC Appointee in accordance with this Section 4A(iv), Investor shall have the right to designate which of the two GGC Appointees shall remain as the single GGC Appointee.

(v)     The Company shall provide the same reimbursement of expenses incurred by each GGC Appointee, and the same rights and benefits of indemnity to each GGC Appointee, as are provided to other non-employee directors on the Board; provided that the GGC Appointees shall be provided any retainers, including meeting fees, or other cash compensation or equity compensation for their service on the Board or any committee thereof. The Company acknowledges that certain directors (including the GGC Appointees) may have certain rights to indemnification, advancement of expenses and/or insurance provided by other sources with respect to such directors’ association with the Company and its subsidiaries (“Other Indemnitors”). Notwithstanding the existence of any Other Indemnitor with respect to any director, the Company shall be the indemnitor of first resort (i.e., the Company’s obligations for indemnification and expense advancement to a director are primary and any obligations of any Other Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by a director are secondary), with respect to any such directors’ association with the Company and its subsidiaries. The Company further agrees that no advancement or payment by the Other Indemnitors on behalf of any director with respect to any claim for which such director has sought indemnification from the Company shall affect the foregoing, and such Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of any such advancement or payment to all of the rights of recovery of such director against the Company. The Other Indemnitors shall be express third party beneficiaries of the terms of this Section 4A(v).

(vi)     For the avoidance of doubt, any members of the Board elected pursuant to Section 5(a) of the Certificate of Determination shall be deemed to satisfy in whole or in part, as applicable, Investor’s right to designate the GGC Appointee(s) under this Section 4A.

4B.     Notice of Dividends. At any time when the Company declares any dividend on its Common Stock, it shall give notice to Investor of any such declaration not less than 35 days prior to the related record date for payment of the dividend so declared.

4C.     Transfers. Subject to compliance with applicable federal or state securities laws, the Series B Preferred Stock and the Conversion Stock issuable upon conversion of the Series B Preferred Stock shall be freely transferable.

4D.     Preemptive Rights. Without duplication of the rights set forth in Section 7 of the Certificate of Determination, upon any issuance for cash of any equity securities or any securities or instruments containing options or rights to acquire any equity securities or any securities or rights to acquire securities that are convertible or exchangeable into, or exercisable for or into, any equity securities of the Company for cash, subject to obtaining any required approval of the Company’s shareholders to comply with NASDAQ Rule 5635, if Investor and its Affiliates still collectively hold at least 33.33% of the total number of shares of Underlying Stock that Investor and its Affiliates collectively hold immediately after the Closing hereunder, Investor (or any Affiliate who is a transferee thereof) shall have additional subscription rights (at the same per “unit” price being paid by other Persons for such securities, instruments or rights) allowing Investor (or such Affiliate who is a transferee thereof) to maintain its proportionate, as-if-converted ownership interest in the Company based on the number of shares of Common Stock outstanding immediately prior to such issuance. For the avoidance of doubt, obtaining such approval shall be a condition for the Company to undertake any issuance subject to this Section 4C. In the event that any issuance subject to this Section 4C involves a public or Rule 144A offering, Investor and the Company shall negotiate in good faith as to the provision of such subscription rights so as not to materially delay or jeopardize the success of such public offering. The foregoing shall not apply to any issuance of Excluded Securities.

4E.     Consent Upon Certain Issuances. So long as Investor and its Affiliates collectively hold at least 33.33% of the total number of shares of Underlying Stock that Investor and its Affiliates collectively hold immediately after the Closing hereunder, the Company shall not issue any Qualifying Employee or Director Stock consisting of any stock option or stock purchase right with an exercise price, or consisting of a grant of shares where the amount of the grant is denominated in dollars and the number of shares granted is determined by reference to a share price, in either case that is lower than the closing price per share of Common Stock on the date of grant, without, in either such case, the prior written consent of the holders of a majority of the then outstanding shares of Series B Preferred Stock (not to be unreasonably withheld, delayed or conditioned).

4F.     Affiliate Transactions. Until the time at which Investor and its Affiliates collectively hold less than 33.33% of the total number of shares of Underlying Stock that Investor and its Affiliates collectively hold immediately after the Closing, any issuance of shares of Common Stock to, or repurchase of any shares of Common Stock from, any Affiliate, other than Excluded Securities, shall be on terms no less favorable to the Company than those obtainable by a party who is not an Affiliate.

4G.     HSR Act Compliance. If at any time Investor determines that a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), is required or desirable in connection with the contemporaneous or future conversion of any shares of Series B Preferred Stock by Investor, the Company shall reasonably cooperate with Investor by (i) promptly effecting all necessary notifications and other filings under the HSR Act that are required to be made by the Company and (ii) responding as promptly as reasonably practicable to all inquiries or requests received from the United States Federal Trade Commission (the “FTC”), the Department of Justice (“DOJ”) or any other governmental authority in connection with such notifications and other filings. For the avoidance of doubt, nothing in this Section 4G shall require that the Company or any of its subsidiaries commit to any divestiture, license or hold separate or similar arrangement with respect to the business, assets or properties of the Company or any of its subsidiaries. Any such notifications and responses by the Company will be in full compliance with the requirements of the HSR Act. The Company shall, to the extent legally permissible, keep Investor reasonably apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC, the DOJ or such other governmental authority.

4H.     Issuances of Series B Preferred Stock. Except for the shares of Series B Preferred Stock issued pursuant to this Agreement, the Company shall not issue or sell any shares of Series B Preferred Stock or any other securities convertible into or exchangeable for Series B Preferred Stock without the prior written consent of Investor.

4I.     No Inconsistent Agreements. The Company will not enter into any agreement, arrangement or commitment that would conflict with, or otherwise result in the Company being unable to fully and timely perform, the Company’s obligations under this Agreement, the Certificate of Determination, the Registration Rights Agreement, dated as of the date hereof, by and between Investor and the Company, the Credit Agreement or the agreements and instruments executed in connection with any of the foregoing.

Section 5.     Standstill and Transfer Restriction.

5A.     During the Standstill Period, Investor shall not, and shall cause its Affiliates directors, officers and employees to not, assist or form a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or act in concert or participate with or encourage other persons to, directly or indirectly: (A) acquire, or seek, agree or offer to acquire, by means of a purchase, tender or exchange offer, business combination or in any other manner, beneficial ownership of any equity securities of the Company or its subsidiaries, including rights or options to acquire such ownership; (B) seek or propose to influence, advise, change or control the management, board of directors, governing instruments or policies or affairs of the Company or its subsidiaries by making, or participating in, a solicitation of proxies or (C) otherwise seek to influence, advise or direct the vote of any holder of voting securities in respect of any transaction proposed to the Board by Investor or any of its Affiliates or in respect of which Investor or any of its Affiliates is the primary sponsor; provided, that the foregoing shall not apply in connection with the exercise by Investor or any of its Affiliates of any rights or remedies expressly set forth in this Agreement, the Certificate of Determination, the Credit Agreement or the agreements and instruments executed in connection with any of the foregoing (as the same may be amended or modified from time to time in accordance with their terms); provided, further, that the foregoing shall not prevent or otherwise limit Investor or its Affiliates from proposing such a transaction to the Board or from pursuing or consummating a going-private or other transaction approved by the Board; provided, further, that the foregoing shall not restrict the activities of any individuals elected, designated or nominated by Investor or its Affiliates as directors to the Board solely in their capacities as such.

5B.     Investor shall not transfer any shares of Series B Preferred Stock or any shares of Underlying Stock except in a public offering or to one or more Permitted Transferees.

Section 6.     Miscellaneous.

6A.     Expenses. The Company shall pay all reasonable and documented out-of-pocket expenses of Investor (including the reasonable fees, disbursements and other charges of counsel to Investor) incurred in connection with the execution and delivery of this Agreement and the transactions contemplated hereby.

6B.     Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of Investor.

6C.     Successors and Assigns. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement, express or implied, is intended to confer any rights or benefits on any persons that are not parties hereto, except as expressly provided for in this Section 6C. Investor shall be entitled to assign any of its rights and obligations hereunder, except for Investor’s rights and obligations under Section 4A, 4E, and 4F, to any Permitted Transferee(s) (with such Permitted Transferee(s) thereafter constituting the “Investor” hereunder); provided, that any such assignment shall not be permitted unless (i) Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected and (ii) such Permitted Transferee agrees in writing to be bound by this Agreement as if it were a party hereto and bound by all rights and obligations of Investor hereunder as set forth in this Section 6C.

6D.     Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

6E.     Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including via facsimile or electronic transmission), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

6F.     Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

6G.     Further Assurances. The parties hereto agree to execute and deliver any and all papers and documents and to take such further actions, in each case as may be necessary to complete the transactions contemplated hereby in accordance with the terms set forth herein.

6H.     Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

6I.     Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to Investor and the Company at the addresses indicated below:

If to Investor:

PS Holdings of Delaware, LLC - Series A

c/o Golden Gate Private Equity, Inc.

One Embarcadero Center, 39th Floor

San Francisco, CA 94111

Telephone No.:   (415) 983-2700

Fax No.:   (415) 983-2701

Attention:   Joshua Olshansky

E-mail:     jolshansky@goldengatecap.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

555 California Street

San Francisco, California 94104

Attention:   David Breach and Stephen Oetgen

Telephone:   (415) 439-1400

Facsimile:   (415) 439-1500

E-mail:   dbreach@kirkland.com and soetgen@kirkland.com

If to the Company:

Pacific Sunwear of California, Inc.

3450 E. Miraloma Avenue

Anaheim, CA 92806

Attention:   Craig Gosselin, SVP and General Counsel

Telephone:   (714) 414-4000

Facsimile:   (714) 414-4294

E-mail:   cgosselin@pacificsunwear.com

With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

1888 Century Park East, 21st Floor

Los Angeles, California 90067-1725

Attention:   Alison Ressler

Telephone:   (310) 712-6630

Facsimile:   (310) 712-8800

E-mail:   resslera@sullcrom.com

to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

6J.     No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

6K.     Complete Agreement. This Agreement and all counterparts thereto, embodies the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

6L.     Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and Investor will have the right to seek injunctive relief, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement will be construed to confer upon any Person who is not a signatory hereto or any successor or permitted assign of a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

6M.     Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings (except where otherwise defined in this Agreement):

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

“Articles of Incorporation” means the Company’s Third Amended and Restated Articles of Incorporation, as amended from time to time and any certificates of determination associated therewith.

“Bylaws” means the Company’s Fifth Amended and Restated Bylaws, as amended from time to time.

“Common Stock Equivalents” means, collectively, any warrant, right or option to acquire any shares of Common Stock or any security convertible into or exchangeable for shares of Common Stock.

“control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Conversion Price” has the meaning ascribed to such term in the Certificate of Determination.

“Conversion Stock” has the meaning ascribed to such term in the Certificate of Determination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder.

“Excluded Securities” means (i) Qualifying Employee or Director Stock; (ii) the Conversion Stock; and (iii) any shares of Common Stock or Common Stock Equivalents issued as non-cash consideration in connection with any merger, consolidation, acquisition or similar business combination, provided that if any such transaction involves an Affiliate of the Company, such transaction is made on an arms’-length basis and supported by a fairness opinion from an Independent Financial Expert.

“Fair Market Value” has the meaning ascribed to such term in the Certificate of Determination.

“Independent Financial Expert” has the meaning ascribed to such term in the Certificate of Determination.

“Permitted Transferee” shall mean any Person that, after any transfer pursuant to the terms of Section 6C hereof, will not beneficially own greater than 14.99% of the Company’s Common Stock.

“Person” means an individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, other entity or government or other agency or political subdivision thereof.

“Qualifying Employee or Director Stock” means all equity of the Company, or rights or options related thereto, and any restricted stock and restricted stock units of the Company issued in the ordinary course of business under any Company-sponsored employee benefit plan or agreement, any Company-sponsored director compensation plan or agreement, any employment or consulting agreement, any employment offer letter or any similar written agreement, and any Common Stock issued after the date hereof upon exercise of such rights and options.

“Rule 144A” means Rule 144A promulgated under the Securities Act (or any successor provision), as such rules may be amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Standstill Period” means the period starting on the date hereof and continuing until such time as the number of shares of Underlying Stock then held by Investor, together with its Affiliates, is less than 50% of the aggregate number of shares of Underlying Stock held by Investor, together with its Affiliates, immediately following the Closing.

“Underlying Stock” means, without duplication, the Conversion Stock plus any other Common Stock, Common Stock Equivalents or other shares of capital stock of the Company held by Investor and its Affiliates.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

INVESTOR:		COMPANY:
PS Holdings of Delaware, LLC - Series A		Pacific Sunwear of California, Inc.

By:		By:
Name:	Joshua Olshansky	Name:	Craig Gosselin
Its:	Manager	Its:	Senior Vice President & General Counsel

{Pacific Sunwear of California, Inc. -

Stock Purchase and Investor Rights Agreement}

S-1

Exhibit A

(Certificate of Determination)